EXHIBIT 99.1

Urgent.ly Inc. Announces Reverse Stock Split to Regain Nasdaq Compliance

VIENNA, VA – March 13, 2025 – Urgent.ly Inc. (Nasdaq: ULY) (“Urgently”), a U.S.-based leading provider of digital roadside and mobility assistance technology and services, announced today that it will effect a reverse stock split of its common stock (including special voting common stock) at a reverse stock split ratio of 1-for-12, effective as of the close of trading on March 17, 2025 (the “Effective Time”), in order to regain compliance with the minimum $1.00 bid price per share requirement of Nasdaq’s Marketplace Rule 5550(a)(2). Urgently’s common stock is expected to begin trading on a reverse-split-adjusted basis on Nasdaq as of the open of trading on March 18, 2025 under the existing ticker symbol “ULY.”

Urgently’s stockholders approved the reverse stock split and granted Urgently’s board of directors the authority to determine the final reverse stock split ratio and when to proceed with the reverse stock split at a Special Meeting of Stockholders held on March 12, 2025. Urgently has filed an amendment to its Amended and Restated Certificate of Incorporation to effect the reverse stock split at the ratio of 1-for-12 as of the Effective Time.

The CUSIP number for Urgently’s common stock will change to 916931207 following the reverse stock split.

As of the Effective Time, every 12 shares of Urgently’s issued and outstanding common stock will be combined into one issued and outstanding share of common stock. The total number of authorized shares of common stock will be reduced from 1,000,000,000 to 500,000,000. The number of authorized shares of preferred stock will remain unchanged at 100,000,000 shares, and the par value of Urgently’s common stock (including special voting common stock) will remain unchanged at $0.001 per share. Any fractional shares of common stock that would otherwise be issuable as a result of the reverse stock split will be paid out in cash, with reference to the closing trading price of Urgently’s common stock on the trading day immediately preceding the Effective Time (as adjusted to give effect to the reverse stock split), without interest.

As of the Effective Time, proportional adjustments will also be made to the number of shares of common stock issuable upon the exercise of Urgently’s outstanding warrants and stock options and the number of shares issuable pursuant to outstanding restricted stock units, and the number of shares authorized and reserved for issuance pursuant to Urgently’s equity incentive and employee stock purchase plans. The exercise prices and stock price targets of outstanding stock options, warrants, and equity awards will also be proportionately adjusted, where applicable.

Urgently’s transfer agent, Equiniti Trust Company, LLC, will serve as the exchange agent for the reverse stock split. Registered stockholders holding pre-reverse-split shares of Urgently’s common stock electronically in book-entry form are not required to take any action to receive post-reverse-split shares. Those stockholders who hold their shares in brokerage accounts or in “street name” who have any questions are encouraged to contact their bank, broker or other nominee.

Additional information about the reverse stock split can be found in Urgently’s definitive proxy statement filed with the Securities and Exchange Commission on February 21, 2025, a copy of which is available at www.sec.gov.

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About Urgently

Urgently is focused on helping everyone move safely, without disruption, by safeguarding drivers, promptly assisting their journey, and employing technology to proactively avert possible issues. The company’s digitally native software platform combines location-based services, real-time data, AI and machine-to-machine communication to power roadside assistance solutions for leading brands across automotive, insurance, telematics and other transportation-focused verticals. Urgently fulfills the demand for connected roadside assistance services, enabling its partners to deliver exceptional user experiences that drive high customer satisfaction and loyalty, by delivering innovative, transparent and exceptional connected mobility assistance experiences on a global scale. For more information, visit www.geturgently.com.

For media and investment inquiries, please contact:

Press: media@geturgently.com

Investor Relations: investorrelations@geturgently.com

Forward-Looking Statements

This press release contains or may contain “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements include statements regarding the future effective date and intended effects of the reverse stock split, including whether the reverse stock split will increase the price, marketability, liquidity, and investor appeal of Urgently’s common stock and Urgently’s ability to maintain the listing of its common stock on Nasdaq. Such statements are based upon current plans, estimates and expectations of management of Urgently in light of historical results and trends, current conditions and potential future developments, and are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Forward-looking terms such as “may,” “will,” “could,” “should,” “would,” “plan,” “potential,” “intend,” “anticipate,” “project,” “predict,” “target,” “believe,” “continue,” “estimate” or “expect” or the negative of these words or other words, terms and phrases of similar nature are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements, other than historical facts, are based on the current assumptions of Urgently’s management and are neither promises nor guarantees, but involve a significant number of factors that may cause Urgently’s actual performance or achievements to be materially different from any future performance or achievements stated or implied by the forward-looking statements. Factors that could cause actual results to differ materially from the forward-looking statements in this press release include but are not limited to the risk that the reverse stock split may impact Urgently’s results of operations, business operations and reputation with or ability to serve its stockholders and/or customers, and the trading prices and volatility of Urgently’s common stock, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”), including in Urgently’s annual report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on March 29, 2024, and Urgently’s subsequent quarterly reports on Form 10-Q, and other filings and reports that Urgently has field or may file from time to time with the SEC. All forward-looking statements reflect Urgently’s beliefs and assumptions only as of the date of this press release. Urgently undertakes no obligation to update forward-looking statements to reflect future events or circumstances.